Exhibit 5.2

September 10, 2009

The Board of Directors

Photronics, Inc.

15 Secor Road

Brookfield, CT 06804

Gentlemen:

I am Associate General Counsel of Photronics, Inc., a Connecticut Company (the “Company”), and I have acted as counsel to the Company in connection with the preparation and filing by the Company of a registration statement on Form S-3 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission relating to the offering from time to time, pursuant to Rule 415 of the Securities Act (the “Rule 462(b) Registration Statement”), of (i) common shares, $.01 par value, of the Company (“Common Shares”) and (ii) one or more series of debt securities of the Company (the “Debt Securities” and together with the Common Shares, the “Offered Securities”) with an aggregate offering price of up to $10,600,000. The offering of the Offered Securities will be as set forth in the prospectus contained in the registration statement on Form S-3 (No. 333-160235) filed by the Company on June 25, 2009 (the “Prospectus”), as supplemented by one or more supplements to the Prospectus.

In rendering this opinion, I have examined the Rule 462(b) Registration Statement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of those documents and instruments filed as exhibits to the Rule 462(b) Registration Statement, such corporate records of the Company, certificates or documents and have made such other investigations and reviewed such questions of law as I have deemed necessary or appropriate for purposes of rendering this opinion.

In the examination of the foregoing and in rendering this opinion, I have assumed the genuineness, without independent investigation, of all signatures on all documents, the legal capacity of each signatory to such documents, the conformity to original documents of all documents submitted for my examination as copies and the authenticity of all such documents.

Based on the foregoing, and subject to the qualifications hereinafter set forth, I am of the opinion that:

1.       The Common Shares have been duly authorized and will be validly issued, fully paid and non-assessable when: (a) the Common Shares are issued in a manner consistent with the final resolutions that have been duly adopted pursuant to authority granted by the Company’s Board of Directors or a duly authorized committee thereof, authorizing the issuance and sale of the Common Shares, in conformity with the Company’s Articles of Incorporation (the

“Articles”), and the Common Shares are issued in a manner consistent therewith; (b) the certificates, if any, representing the Common Shares in the form of the specimen certificate examined by me shall have been duly executed, countersigned and registered; and (c) such Common Shares shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

2.       The Debt Securities have been duly authorized and will be validly issued, fully paid and non-assessable when: (a) the Debt Securities are issued in a manner consistent with the final resolutions adopted pursuant to authority granted by the Company’s Board of Directors or a duly authorized committee thereof and in conformity with the Articles; (b) the certificates representing the Debt Securities shall have been duly executed, countersigned and registered; and (c) such Debt Securities shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

This opinion is limited to matters of the laws of the State of Connecticut and United States federal law. Accordingly, I express no opinion as to the law of any other domestic or foreign jurisdiction. This opinion is rendered as of the date hereof and I assume no obligation to update or supplement such opinion to reflect any circumstances which may hereafter come to my attention with respect to such opinion and statements set forth above, including any changes in applicable law which may hereafter occur. Furthermore, this opinion is limited to the opinions expressly stated herein. No implication shall be drawn from anything herein that has the effect of extending any such opinion beyond what is expressly stated in such opinion.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of my name under the heading “Validity of the Securities” in the Prospectus.

Very truly yours,

/s/ Richelle E. Burr

Associate General Counsel – Photronics, Inc.

2